Exhibit 10.84

DEFAULT WAIVER AND CONSENT

PURSUANT TO

LOAN AND SECURITY AGREEMENT

This DEFAULT WAIVER AND CONSENT Pursuant to Loan and Security Agreement (this “Consent”) is entered into this 31st day of October, 2012, by and between SILICON VALLEY BANK (“Bank”) and RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation (“Borrower”), whose address is 1850 Ramtron Drive, Colorado Springs, Colorado 80921.

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of February 29, 2012 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Bank and Borrower have determined that Borrower failed to comply with the EBITDA covenant set forth in Section 6.9(b) of the Loan Agreement for the month of September of 2012 (the “Existing Default”) and will fail to comply with such EBITDA covenant for the month of October of 2012 (the “Potential Default” and with the Existing Default, the “Defaults”).

C. Borrower has requested that Bank waive its rights and remedies against Borrower, limited specifically to the Defaults. Although Bank is under no obligation to do so, Bank is willing to not exercise its rights and remedies against Borrower related to the Defaults on the terms and conditions set forth in this Consent, so long as Borrower complies with the terms, covenants and conditions set forth in this Consent.

D. Borrower has further requested that Bank consent to the stock purchase of Borrower by Cypress Semiconductor Corporation and the resulting change of control of Borrower (the “Change of Control Transaction”). Bank has agreed to so consent, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Consent shall have the meanings given to them in the Loan Agreement.

2. Waiver of Covenant Default. As of and from the time of their occurrence, Bank hereby waives Borrower’s Defaults under the Loan Agreement by virtue of Borrower’s failure to comply with the EBITDA requirement set forth in Section 6.9(b) of the Loan Agreement as of September 30, 2012 and estimated to occur as of October 31, 2012. Bank’s waiver of Borrower’s compliance of this covenant shall apply only to the foregoing periods. Accordingly, for all periods except that set forth above and at all times hereinafter, Borrower shall be in compliance with this covenant.

Bank’s agreement to waive the above-described defaults (1) in no way shall be deemed an agreement by the Bank to waive Borrower’s compliance with the above-described covenant as of all other dates and (2) shall not limit or impair the Bank’s right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Bank’s right to demand strict performance of all other covenants as of any date.

3. Consent to Change of Control Transaction.

3.1 Consent. Notwithstanding any other provision of the Loan Agreement, the Bank hereby consents to the Change of Control Transaction; provided, however, that upon the closing of the Change of Control Transaction, the Loan Agreement and all related Loan Documents shall be immediately terminated (except for any provisions that survive in accordance with their terms) and all Obligations shall be immediately payable (or with respect to any outstanding Letters of Credit, cash secured in accordance with the terms of the Loan Documents and such Letters of Credit).

4. Limitation of Agreement.

4.1 The provisions set forth in this Consent, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Consent shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Bank to enter into this Consent, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Consent (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Consent and to perform its obligations under the Loan Agreement, as amended by this Consent;

5.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, have been duly authorized by all necessary action on the part of Borrower;

5.5 The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7 This Consent has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Prior Agreement. Except as expressly provided for in this Consent, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Consent is not a novation and the terms and conditions of this Consent shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Consent and the terms of such documents, the terms of this Consent shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

7. Release by Borrower

7.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Consent (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

7.2 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

7.3 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Consent, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

7.4 Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a) Except as expressly stated in this Consent, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Consent.

(b) Borrower has made such investigation of the facts pertaining to this Consent and all of the matters appertaining thereto, as it deems necessary.

(c) The terms of this Consent are contractual and not a mere recital.

(d) This Consent has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Consent is signed freely, and without duress, by Borrower.

(e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

8. Integration. This Consent and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Consent and the Loan Documents merge into this Consent and the Loan Documents.

9. Counterparts. This Consent may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Effectiveness. This Consent shall be deemed effective upon the due execution and delivery to Bank of this Consent by each party hereto, payment of all required EXIM fees, and payment of all legal expenses of Bank related to this Consent.

11. Governing Law. This Consent and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California. Section 11 of the Loan Agreement applies to this Consent as if set forth herein.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Ramtron International Corporation

By:	/s/ Daniel Harrison	By:	/s/ Gery E. Richards
Name:	Daniel Harrison	Name:	Gery E. Richards
Title:	Relationship Manager	Title:	Chief Financial Officer